                                                                    EXHIBIT 99.2
  The following financial statements are included herein:

    Financial Statements of Shaughnessy Crane Service, Inc.

      Independent Auditors' Report

      Balance Sheets as of December 31, 1996 and 1997 and August 31, 1998
       (unaudited)

      Statements of Income for the Years Ended December 31, 1995, 1996 and
       1997 and for the Eight Months Ended August 31, 1998 (unaudited)

      Statements of Changes in Stockholders' Equity for the Years Ended
       December 31, 1995, 1996 and 1997 and the Eight Months Ended August 31, 1998 (unaudited)

      Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the Eight Months Ended August 31, 1998 (unaudited)

      Notes to Financial Statements

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders' of Shaughnessy Crane Service, Inc.
Boston, Massachusetts

  We have audited the accompanying balance sheets of Shaughnessy Crane Service, Inc., as of December 31, 1997 and 1996 and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shaughnessy Crane Service, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, Shaughnessy Crane Service, Inc. received an offer by an unrelated company to purchase 100% of the issued and outstanding shares of Shaughnessy Crane Service, Inc.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
July 17, 1998

                        SHAUGHNESSY CRANE SERVICE, INC.

                                 BALANCE SHEETS

                  ASSETS                                    DECEMBER 31,
                  ------                   AUGUST 31,  -----------------------
                                              1998        1997        1996
                                           ----------- ----------- -----------
                                           (UNAUDITED)
Current assets:
  Cash and cash equivalents............... $   624,121 $    79,007 $   703,050
  Accounts receivable, net of allowance
   for doubtful accounts of $245,010,
   $361,858 and $457,000..................   6,614,724   6,648,627   6,104,464
  Accounts receivable, affiliates (Note
   3).....................................     134,823     691,647     840,369
  Note receivable, affiliate--current
   portion (Note 3).......................      15,198      15,198      14,034
  Due from officers, stockholders and
   employees, net (Note 3)................     120,167      83,942      53,319
  Refundable income taxes.................      74,517      29,267         --
  Prepaid expenses and other current
   assets.................................      30,182     250,647      82,409
                                           ----------- ----------- -----------
    Total current assets..................   7,613,732   7,798,335   7,797,645
                                           ----------- ----------- -----------
Property and equipment, net (Note 5)......  30,602,081  26,597,863  24,282,883
                                           ----------- ----------- -----------
Other assets:
  Cash surrender value of officers' life
   insurance, net of policy loans of
   $550,328 in 1998 and 1997 and $382,320
   in 1996................................     798,487     798,487     578,661
  Investment in affiliate (Note 3)........     602,993     602,993     505,793
  Note receivable, affiliate--net of
   current portion (Note 3)...............      13,718      23,715      38,913
  Other assets............................     269,445     276,969     540,855
                                           ----------- ----------- -----------
    Total other assets....................   1,684,643   1,702,164   1,664,222
                                           ----------- ----------- -----------
                                           $39,900,456 $36,098,362 $33,744,750
                                           =========== =========== ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
Current liabilities:
  Note payable, bank (Note 6)............. $       --  $       --  $ 1,500,000
  Note payable, other (Note 7)............         --      135,580         --
  Accounts payable........................   6,693,172     512,802     193,999
  Accounts payable, affiliates (Note 3)...     226,505     908,095      16,933
  Accrued expenses and other current
   liabilities............................   1,113,527     630,548     826,069
  Income taxes payable....................         --          --       85,028
  Deferred income taxes (Note 8)..........     186,000     186,000     187,000
                                           ----------- ----------- -----------
    Total current liabilities.............   8,219,204   2,373,025   2,809,029
Deferred income taxes, noncurrent (Note
 8).......................................     464,000     464,000     413,000
                                           ----------- ----------- -----------
    Total liabilities.....................   8,683,204   2,837,025   3,222,029
                                           ----------- ----------- -----------
Commitments and contingencies (Notes 2, 8
 and 10)
Stockholders' equity (Note 8):
  Common stock, no par value; 88,000
   shares authorized; 52,000 shares issued
   in 1998 and 1997 (88,000 shares issued
   in 1996)...............................      12,700      12,700      12,700
  Retained earnings.......................  31,204,552  33,248,637  39,418,244
                                           ----------- ----------- -----------
                                            31,217,252  33,261,337  39,430,944
Less cost of 36,000 shares reacquired for
 the treasury.............................         --          --   (8,908,223)
                                           ----------- ----------- -----------
    Total stockholders' equity............  31,217,252  33,261,337  30,522,721
                                           ----------- ----------- -----------
                                           $39,900,456 $36,098,362 $33,744,750
                                           =========== =========== ===========

      See independent auditors' report and accompanying notes to financial statements.

                        SHAUGHNESSY CRANE SERVICE, INC.

                              STATEMENTS OF INCOME

                                    (NOTE 3)

                            EIGHT MONTHS        YEARS ENDED DECEMBER 31,
                          ENDED AUGUST 31, -------------------------------------
                                1998          1997         1996         1995
                          ---------------- -----------  -----------  -----------
                            (UNAUDITED)
Revenues................    $22,360,386    $31,261,394  $26,924,389  $26,814,717
Cost of revenues........     13,026,673     16,957,003   13,361,525   15,042,337
                            -----------    -----------  -----------  -----------
  Gross profit..........      9,333,713     14,304,391   13,562,864   11,772,380
General and
 administrative
 expenses...............      3,934,922      6,387,707    5,718,840   10,217,568
                            -----------    -----------  -----------  -----------
  Income from
   operations...........      5,398,791      7,916,684    7,844,024    1,554,812
Interest and dividend
 income, net............         70,342         84,687      100,773      108,833
Interest expense........        (15,570)      (125,045)    (372,642)         --
Other income (expense),
 net....................       (433,148)       202,265      391,380      (24,620)
                            -----------    -----------  -----------  -----------
  Income before
   provision for state
   income taxes.........      5,020,415      8,078,591    7,963,535    1,639,025
Provision for state
 income taxes (Note 8)..        225,000        341,975      356,000      129,000
                            -----------    -----------  -----------  -----------
    Net income..........    $ 4,795,415    $ 7,736,616  $ 7,607,535  $ 1,510,025
                            ===========    ===========  ===========  ===========
Pro forma tax provision
 (unaudited):
  Income before income
   taxes................    $ 4,795,415    $ 7,736,616  $ 7,607,535  $ 1,510,025
  Pro forma provision
   for income taxes.....      1,678,395      2,707,816    2,662,637      528,509
                            -----------    -----------  -----------  -----------
  Pro forma net income..    $ 3,117,020    $ 5,028,800  $ 4,944,898  $   981,516
                            ===========    ===========  ===========  ===========




      See independent auditors' report and accompanying notes to financial statements.

                        SHAUGHNESSY CRANE SERVICE, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
               AND EIGHT MONTHS ENDED AUGUST 31, 1998 (UNAUDITED)

                                                  NET
                                               UNREALIZED
                                                LOSS ON
                                               SECURITIES                  TOTAL
                          COMMON   RETAINED    AVAILABLE   TREASURY    STOCKHOLDERS'
                           STOCK   EARNINGS     FOR SALE     STOCK        EQUITY
                          ------- -----------  ---------- -----------  -------------
Balance at December 31,
 1994...................  $12,700 $32,008,684   $(91,488) $       --    $31,929,896
Net income..............      --    1,510,025        --           --      1,510,025
Dividend distributions
 paid for taxes.........      --   (1,500,000)       --           --     (1,500,000)
Change in net unrealized
 loss on securities
 available for sale.....      --          --      91,488          --         91,488
Purchase of 36,000
 shares of treasury
 stock..................      --          --         --    (8,908,223)   (8,908,223)
                          ------- -----------   --------  -----------   -----------
Balance at December 31,
 1995...................   12,700  32,018,709        --    (8,908,223)   23,123,186
Net income..............      --    7,607,535                     --      7,607,535
Dividend distributions
 paid for taxes.........      --     (208,000)       --           --       (208,000)
                          ------- -----------   --------  -----------   -----------
Balance at December 31,
 1996...................   12,700  39,418,244        --    (8,908,223)   30,522,721
Net income..............      --    7,736,616        --           --      7,736,616
Cancellation of 36,000
 shares held in the
 treasury and
 restoration to
 authorized and unissued
 shares.................      --   (8,908,223)       --     8,908,223           --
Dividend distributions
 paid for taxes.........      --   (4,998,000)       --           --     (4,998,000)
                          ------- -----------   --------  -----------   -----------
Balance at December 31,
 1997...................   12,700  33,248,637        --           --     33,261,337
Net income..............      --    4,795,415        --           --      4,795,415
Dividend distributions
 paid for taxes.........      --   (6,839,500)       --           --     (6,839,500)
                          ------- -----------   --------  -----------   -----------
Balance at August 31,
 1998 (unaudited).......  $12,700 $31,204,552   $    --   $       --    $31,217,252
                          ======= ===========   ========  ===========   ===========



      See independent auditors' report and accompanying notes to financial statements.

                        SHAUGHNESSY CRANE SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                  YEARS ENDED DECEMBER 31,
                         EIGHT MONTHS ENDED --------------------------------------
                          AUGUST 31, 1998      1997          1996         1995
                         ------------------ -----------  ------------  -----------
                            (UNAUDITED)
Cash flows from
 operating activities:
 Net income............     $ 4,795,415     $ 7,736,616  $  7,607,535  $ 1,510,025
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Equity in (income)
    loss of affiliate..             --          (97,200)        6,955      (67,202)
   Depreciation........       3,129,799       4,109,118     3,414,915    2,739,866
   Accretion of
    investment
    securities, net....             --              --            --        (8,715)
   Amortization of
    intangible asset...             --           13,333        13,333        3,889
   Gain on sale of
    property and
    equipment..........          12,566         (91,028)     (470,001)     (40,337)
   Gain on sale of
    investment
    securities.........             --              --            --       (18,665)
   (Increase) decrease
    in cash surrender
    value of officers'
    life insurance.....             --         (387,834)     (254,403)      47,842
   Deferred income
    taxes..............             --           50,000         1,000       70,000
   Decrease (increase)
    in operating
    assets:
     Accounts
      receivable.......          33,903        (544,163)    1,097,701   (1,076,281)
     Accounts
      receivable,
      affiliates.......         556,824         148,722      (285,022)   1,130,050
     Due from officers,
      stockholders and
      employees, net...         (36,225)        (30,623)       (1,070)    (676,496)
     Investment in and
      advances to joint
      venture..........             --              --         (5,944)      40,944
     Refundable income
      taxes............         (45,250)        (29,267)       98,494      (85,215)
     Prepaid expenses
      and other current
      assets...........         220,465        (168,238)      190,546      (37,093)
     Other assets......           7,524         250,553        (7,025)     (91,299)
   Increase (decrease)
    in operating
    liabilities:
     Accounts payable..       6,180,370         318,803       (41,898)     (28,743)
     Accounts payable,
      affiliates.......        (681,590)        891,162         3,031       (3,243)
     Accrued expenses
      and other current
      liabilities......         482,979        (195,521)     (192,120)    (213,732)
     Income taxes
      payable..........             --          (85,028)       85,028          --
                            -----------     -----------  ------------  -----------
      Net cash provided
       by operating
       activities......      14,656,780      11,889,405    11,261,055    3,195,595
                            -----------     -----------  ------------  -----------
Cash flows from
 investing activities:
 Payments to former
  stockholders.........             --              --     (9,255,464)         --
 Purchase of investment
  securities...........             --              --            --      (140,575)
 Proceeds from sales
  and maturities of
  investment
  securities...........             --              --            --     3,570,642
 Proceeds from sale of
  property and
  equipment............       1,832,499       1,357,317     2,724,707    1,123,658
 Purchases of property
  and equipment........      (8,979,082)     (7,690,387)   (7,189,111)  (7,498,299)
 Issuance of note
  receivable,
  affiliate............             --              --            --       (73,000)
 Principal payments
  received on note
  receivable,
  affiliate............           9,997          14,034        12,958        7,095
 Issuance of notes
  receivable...........             --              --            --       (75,000)
 Principal payments
  received on notes
  receivable...........             --              --         65,000       10,000
 Investment in
  affiliate............             --              --            --      (212,018)
 Increase in borrowings
  against cash
  surrender value of
  life insurance.......             --          168,008       165,640       16,600
                            -----------     -----------  ------------  -----------
      Net cash used by
       investing
       activities......      (7,136,586)     (6,151,028)  (13,476,270)  (3,270,897)
                            -----------     -----------  ------------  -----------
Cash flows from
 financing activities:
 Proceeds from note
  payable, bank........             --              --      7,500,000          --
 Principal payment on
  note payable, bank...             --       (1,500,000)   (6,000,000)         --
 Dividend distributions
  paid for taxes.......      (6,839,500)     (4,998,000)     (208,000)  (1,500,000)
 Proceeds from note
  payable, other.......             --          664,990           --           --
 Principal payments on
  note payable, other..        (135,580)       (529,410)          --           --
 Acquisition of
  treasury stock.......             --              --            --      (100,000)
                            -----------     -----------  ------------  -----------
Net cash provided
 (used) by financing
 activities............      (6,975,080)     (6,362,420)    1,292,000   (1,600,000)
                            -----------     -----------  ------------  -----------
Net increase (decrease)
 in cash and cash
 equivalents...........         545,114        (624,043)     (923,215)  (1,675,302)
Cash and cash
 equivalents at
 beginning of year.....          79,007         703,050     1,626,265    3,301,567
                            -----------     -----------  ------------  -----------
Cash and cash
 equivalents at end of
 period................     $   624,121     $    79,007  $    703,050  $ 1,626,265
                            ===========     ===========  ============  ===========
Supplemental cash flow
 information:
 State income taxes
  paid, net of
  refunds..............     $   195,250     $   406,269  $    171,479  $   144,215
 Interest paid.........             985         107,725       358,431          --

      See independent auditors' report and accompanying notes to financial statements.

                        SHAUGHNESSY CRANE SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF BUSINESS

  Shaughnessy Crane Service, Inc. ("Shaughnessy" or the "Company") is engaged in the rental of hydraulic cranes and aerial lifts, millwrighting and warehousing activities for their customers which are primarily located in the northeast region of the United States. These business activities are conducted through separate divisions of the Company, the results of which are combined in the financial statements. All intracompany transactions for the combined divisions have been eliminated. The Company also has entered into transactions with affiliated companies, the results of which are included in these financial statements. (See Note 3.)

 INTERIM FINANCIAL INFORMATION

  The financial statements include information for the eight months ended August 31, 1998 which is unaudited and excludes certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles. The results of operations are not necessarily indicative of those that might be expected for a full year.

 CONCENTRATIONS OF CREDIT RISK

  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company's cash and cash equivalents generally exceed insurance limitations and are placed in high quality financial services organizations. The Company's concentration of credit risk with respect to trade receivables is limited due to the credit history and geographic diversity of its customer base. One customer comprised 12% and 11% of trade accounts receivable at December 31, 1997 and 1996, respectively.

 USE OF ESTIMATES

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and amounts of revenues and expenses recorded during the reporting period. Actual results could differ from those estimates and it is at least reasonably possible that a change in estimates will occur in the near term. Such estimates primarily relate to the allowance for doubtful accounts, the depreciable lives of property and equipment, deferred income taxes and accrued expenses.

 REVENUE RECOGNITION

  The Company recognizes revenues from its rental contracts, its principal business, ratably over the term of the agreement.

 CASH EQUIVALENTS

  Cash equivalents amounting to approximately $69,000 and $974,000 at December 31, 1997 and 1996, respectively, consist of Cayman and Nassau Eurodollars purchased with maturities of ninety days or less. These investments are not held at federally insured institutions. Cash equivalents are stated at cost plus accrued interest.

 PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost less accumulated depreciation. For financial statement purposes, depreciation expense is provided over the estimated useful lives of the assets using straight-line and accelerated methods. A summary of the estimated useful lives follows:

      CLASSIFICATION                                      ESTIMATED USEFUL LIVES
      --------------                                      ----------------------
      Buildings and improvements.........................       31.5 years
      Rental equipment...................................     3 to 10 years
      Motor trucks.......................................     4 to 10 years
      Furniture and fixtures.............................        10 years

                       See independent auditors' report.

                        SHAUGHNESSY CRANE SERVICE, INC.

                       See independent auditors' report.

  Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Significant improvements and major renewals are capitalized.

  For income tax purposes, costs of property and equipment are depreciated utilizing the accelerated cost recovery system and the modified accelerated cost recovery system.

 INVESTMENTS IN AFFILIATE AND JOINT VENTURE

  The Company accounts for its investments in affiliate and joint venture under the equity method of accounting reflecting as other income (expense) in its financial statements its pro rata share of earnings (losses) of the affiliate or joint venture.

 INCOME TAXES

  The Company, with the consent of its stockholders, elected to have its earnings taxed in accordance with Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, the Company's earnings are taxed directly to its stockholders and no provision for federal income taxes is required. The Company's earnings in Massachusetts are also taxed directly to its stockholders at the state's individual income tax rate and assessed to the Company at the Massachusetts Subchapter S income tax rate.

  The provision for state income taxes is based on the elements of income and expense as provided in the income statement and also include in the current period any changes in tax rates from those previously used in determining deferred tax assets and liabilities.

  Deferred state income taxes are provided on temporary differences in the recording of revenues and expenses in different periods for income tax and financial statement reporting purposes. The temporary differences result primarily from using accelerated methods of depreciation on certain fixed assets for income tax purposes and the straight-line method for financial reporting purposes and the use of the cash basis of reporting for two of the Company's divisions for income tax purposes.

  The pro forma provisions for income taxes approximate what the Company's tax provision would be if subject to income taxes as a C Corporation.

2. SUBSEQUENT EVENT

  The Company received an offer from an unrelated third party to purchase 100% of the issued and outstanding shares of the Company. The terms of the proposed transaction are subject to further negotiations.

  If the Company is sold and an automatic termination of the S Corporation status occurs, the Company may be required to reinstate deferred income taxes of approximately $6.3 million (see Note 8). Additionally, under the terms of the offer, the Company would be required to distribute certain assets, aggregating approximately $5.5 million, prior to the closing of the sale. Consequently, the Company's net worth would be reduced by both of these transactions.

3. RELATED PARTY TRANSACTIONS

 SHAUGHNESSY AND AHERN COMPANY, INC. AND POWER LIFTS, INC.

  The Company has a 22% ownership interest in Shaughnessy and Ahern Company, Inc. and is affiliated with Power Lifts, Inc. through common ownership and management. The statement of income includes approximately $1,731,000, $1,378,000 and $1,238,000 of revenues and $273,000, $213,000 and $2,552,000 of purchases from the affiliates for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company

                        SHAUGHNESSY CRANE SERVICE, INC.

                       See independent auditors' report.
receives an expense reimbursement in the form of management fees from the affiliates. The management fees amounted to approximately $1,167,000, $1,090,000 and $871,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and have been reported net against general and administrative expenses in the Company's statement of income.

  The Company's investment in Shaughnessy and Ahern Company, Inc. consists of the following:

                                                           DECEMBER 31,
                                                    ---------------------------
                                                      1997     1996      1995
                                                    -------- --------  --------
      Balance at beginning of year................. $505,793 $512,748  $445,546
      Equity in earnings (loss)--current year......   97,200   (6,955)   67,202
                                                    -------- --------  --------
      Balance at end of year....................... $602,993 $505,793  $512,748
                                                    ======== ========  ========

 BOSTON CRANE & RIGGING, INC.

  The Company also engages in transactions with Boston Crane & Rigging, Inc. which is owned by family members of an officer/stockholder. The statement of income includes revenues of approximately $198,000, $436,000 and $285,000 and sub-contract costs of $72,000, $49,000 and $126,000 with this affiliate for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company earned rental income under a tenant-at-will arrangement with Boston Crane & Rigging, Inc. amounting to $20,000, $36,000 and $36,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  In connection with the acquisition of equipment, Boston Crane & Rigging, Inc. borrowed $73,000 on June 1, 1995 from the Company. The note requires monthly payments of $1,480 including principal and interest at 8% through May 31, 2000.

 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE, AFFILIATES

  Accounts receivable, affiliates and accounts payable, affiliates consists of the following at December 31, 1997 and 1996:

                                                 ACCOUNTS
                                                RECEIVABLE     ACCOUNTS PAYABLE
                                             ----------------- ----------------
      AFFILIATE                                1997     1996     1997    1996
      ---------                              -------- -------- -------- -------
      Shaughnessy and Ahern Company, Inc.... $412,492 $485,458 $863,503 $10,305
      Boston Crane & Rigging, Inc...........  279,155  354,911   44,592   6,628
                                             -------- -------- -------- -------
          Total............................. $691,647 $840,369 $908,095 $16,933
                                             ======== ======== ======== =======

 DUE FROM OFFICERS, STOCKHOLDERS AND EMPLOYEES, NET

  Amounts due from and to officers, stockholders and employees generally require interest at the Applicable Federal Rate (5.88%, 5.74% and 6.38% for the years ended December 31, 1997, 1996 and 1995, respectively). Interest income amounted to $32,016, $20,418 and $25,000, and interest expense amounted to $17,320, $14,211 and $9,530 on these related party borrowings for the years ended December 31, 1997, 1996 and 1995, respectively.

4. INVESTMENT IN AND ADVANCES TO JOINT VENTURE

  In 1992, the Company entered into a joint venture agreement with an unrelated company to bid and perform construction work as defined in the agreement. The Company shares 50% of the profits and losses derived from

                        SHAUGHNESSY CRANE SERVICE, INC.

                       See independent auditors' report.
the venture. Reported losses on the joint venture of $84,056 and $165,944 are included in other income (expense) in the Company's statement of income during the years ended December 31, 1996 and 1995, respectively.

5. PROPERTY AND EQUIPMENT

  At December 31, 1997 and 1996, property and equipment consists of the following:

                                                         1997          1996
                                                     ------------  ------------
      Land, buildings and improvements.............. $  4,320,664  $  4,320,664
      Rental equipment..............................   41,900,988    37,342,655
      Motor trucks..................................    2,852,729     2,525,550
      Furniture and fixtures........................       42,732        42,732
                                                     ------------  ------------
                                                       49,117,113    44,231,601
      Less accumulated depreciation.................  (22,519,250)  (19,948,718)
                                                     ------------  ------------
      Property and equipment, net................... $ 26,597,863  $ 24,282,883
                                                     ============  ============

  Depreciation expense for the years ended December 31, 1997, 1996 and 1995 amounted to $4,109,118, $3,414,915 and $2,739,866, respectively.

6. PURCHASE AGREEMENT AND NOTE PAYABLE, BANK

  On August 31, 1995, the Company entered into a purchase agreement (the "Agreement") with former stockholders and trusts controlled by certain former stockholders. Pursuant to the terms of this Agreement, the Company acquired the former stockholders' legal and beneficial interests in the Company, its affiliate, Shaughnessy and Ahern Company, Inc., and in certain real estate used for operations by the Company. The Company also entered into non-competition agreements with certain of the former stockholders.

  In connection with the purchase agreement, a liability to former stockholders was incurred as follows in 1995 for the following: treasury stock--$8,908,223, investment in affiliate--$445,546, purchase of real estate--$800,000, intangible asset and other--$200,003, Accrued interest-- $154,210, and due from stockholders--$(740,500) resulting in a net liability of $9,767,482, of which $512,018 was paid during 1995.

  In January, 1996 the Company paid the remaining amount due to the former stockholders with the assistance of a $7,500,000 term promissory note with a bank. The note was secured by substantially all the Company's assets and guaranteed by certain officer/stockholders. Interest on the note was at the bank's prime rate (8.25% at December 31, 1996), and the terms of the note required monthly principal payments of $100,000 beginning in February, 1996 with a scheduled maturity of May 12, 2002. The Company made principal paydowns on the note of $6,000,000 in 1996 and paid the remaining principal balance of $1,500,000 during 1997. Interest expense related to the bank promissory note amounted to $83,103 and $332,130 during the years ended December 31, 1997 and 1996, respectively.

  Also, in connection with this Agreement, the Company paid certain of the former stockholders $4,358,157 representing primarily past compensation as well as severance and other payments related to the Agreement. These expenses are included in general and administrative expenses during the year ended December 31, 1995.

7. NOTE PAYABLE, OTHER

  During 1997, the Company financed its insurance premiums through a short term note payable in the amount of $664,990. The note bears interest at 5.81% and requires monthly payments of principal and interest in the

                        SHAUGHNESSY CRANE SERVICE, INC.

                       See independent auditors' report.
amount of $68,283. Interest expense related to this note payable amounted to $24,622 during the year ended December 31, 1997.

8. INCOME TAXES

  As described in Note 1, the Company elected to be taxed in accordance with Subchapter S of the Internal Revenue Code. Accordingly, for both Federal and state income tax purposes, the Company's earnings are taxed directly to its stockholders. During 1997, 1996 and 1995 the Company distributed $4,998,000, $208,000 and $1,500,000, respectively, to its stockholders to cover the taxes assessed to the stockholders as a result of the Company's income in 1997, 1996 and 1995 that was allocated to them.

  The Company's earnings in Massachusetts are also assessed to the Company at the Massachusetts Subchapter S income tax rate. The provision for state income taxes for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                        1997     1996     1995
                                                      -------- -------- --------
      Current........................................ $291,975 $355,000 $ 59,000
      Deferred.......................................   50,000    1,000   70,000
                                                      -------- -------- --------
                                                      $341,975 $356,000 $129,000
                                                      ======== ======== ========

  In 1987 when the Company elected to have its earnings taxed in accordance with Subchapter S of the Internal Revenue Code, deferred income taxes were reversed and credited to retained earnings. If the Company lost or revoked its S Corporation status, deferred federal income taxes and additional deferred state income taxes would be reinstated and charged against income at that time for financial reporting purposes. (See Note 2).

9. PENSION PLANS

 DEFINED BENEFIT PLANS

  The Company participates in various multi-employer union administered defined benefit pension plans that cover the Company's union employees. Total contributions by the Company to such plans amounted to $500,707, $373,071 and $504,399 during 1997, 1996 and 1995, respectively.

  The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employers Pension Plan Amendment Act of 1980, imposes certain liabilities upon employers who are contributors to multi-employer plans in the event of such employer's withdrawal from such a plan or upon termination of such a plan. The share of the plan's unfunded vested liabilities allocable to the Company, and for which it may be contingently liable, is not ascertainable at this time.

 DEFINED CONTRIBUTION PLAN

  The Company also has a defined contribution pension plan that covers all full time non-union employees meeting certain eligibility requirements. Contributions are based on a specified percentage of qualifying compensation as determined by the Board of Directors, not to exceed limits established under the Internal Revenue Code (15% for 1997 and 1996 and 12% for 1995). Pension expense amounted to $399,348, $363,968 and $277,392 for the years ended December 31, 1997, 1996 and 1995, respectively.

 401(K) PLAN

  Effective September 1, 1997, the Company adopted a 401(k) Plan whereby employees reaching the age of 21 and having completed at least 11 months of service become eligible to participate in the Plan. Employees

                        SHAUGHNESSY CRANE SERVICE, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

may defer a percentage of their compensation subject to certain limits based on federal tax laws. The Company matches a specified percentage of employee deferrals as determined by the Board of Directors (3% for 1997). The Company's expense related to matching contributions under the 401(k) Plan amounted to $28,656 for the year ended December 31, 1997.

10. COMMITMENTS AND CONTINGENCIES

 LEASE COMMITMENTS

  The Company has long-term leases for business premises that require minimum future rental payments of $12,168 through February, 1998 at which time they will be a tenant-at-will. Rent expense under these leases amounted to $148,851, $153,176 and $22,500 for the years ended December 31, 1997, 1996 and 1995, respectively.

  The Company also leases property for its own operations from an unrelated organization under a tenant-at-will agreement. Rent expense under such arrangements amounted to $3,253, $3,078 and $95,205, for the years ended December 31, 1997, 1996 and 1995, respectively.

 OTHER CONTINGENCIES

  The Company is one of the defendants in actions filed by the beneficial owners of a minority interest in an affiliate. The claims assert, among other things, that the defendants usurped opportunities of the affiliate. It is not clear what relief is sought at this time. The Company intends to vigorously contest these claims and believe they have meritorious defenses.




                       See independent auditors' report.